EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Registration Statement on Amendment No. 1 to Form SB-2 for Houston American Energy Corp. of our report dated March 4, 2005 related to the balance sheet of Houston American Energy Corp. for the year ended December 31, 2004 and the related Statements of Operations, Shareholder's Equity and Cash Flows for the year ended December 31, 2004 and 2003. We also consent to the reference to us under the headings "EXPERTS" in such Amendment No. 1 to form SB-2.



                                            Thomas Leger & Co. L.L.P.

Houston, Texas
November 4, 2005